EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 74 to the Registration Statement (the “Registration Statement”) of MFS Series Trust VII (the “Trust”) (File Nos. 2-68918 and 811-3090), of my opinion dated December 28, 2021, appearing in Post-Effective Amendment No. 71 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 28, 2021.

 TIFFANY KO

 Tiffany Ko

 Counsel

Boston, Massachusetts

November 26, 2024